Exhibit (j)(3)

POWER OF ATTORNEY

The undersigned, David O. Beim, Ronald W. Forbes, Dr. Matina S. Horner, Rodney D. Johnson, Herbert I. London, Cynthia A. Montgomery, Joseph P. Platt, Robert C. Robb, Jr., Toby Rosenblatt, Kenneth L. Urish, Frederick W. Winter, Richard S. Davis and Henry Gabbay, Directors/Trustees of each of the registered investment companies listed in Appendix A hereto, (except as noted therein), hereby authorize John M. Perlowski, Howard Surloff, Ira P. Shapiro, Ben Archibald, Edward Baer, Douglas McCormack, Aaron Wasserman, Brian Schmidt, Neal J. Andrews, Jay Fife, Brendan Kyne and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated, the Registration Statement on Form N-1A, filed for such registered investment company, or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 14th day of February, 2011.

Signature	Title	Signature	Title

/S/ DAVID O. BEIM	Director/Trustee	/S/ ROBERT C. ROBB	Director/Trustee
(David O. Beim)		(Robert C. Robb, Jr.)

/S/ RONALD W. FORBES	Director/Trustee	/S/ TOBY ROSENBLATT	Director/Trustee
(Ronald W. Forbes)		(Toby Rosenblatt)

/S/ MATINA S. HORNER	Director/Trustee	/S/ KENNETH L. URISH	Director/Trustee
(Dr. Matina S. Horner)		(Kenneth L. Urish)

/S/ RODNEY D. JOHNSON	Director/Trustee	/S/ FREDERICK W. WINTER	Director/Trustee
(Rodney D. Johnson)		(Frederick W. Winter)

/S/ HERBERT I. LONDON	Director/Trustee	/S/ RICHARD S. DAVIS	Director/Trustee
(Herbert I. London)		(Richard S. Davis)

/S/ CYNTHIA A. MONTGOMERY	Director/Trustee	/S/ HENRY GABBAY	Director/Trustee
(Cynthia A. Montgomery)		(Henry Gabbay)

/S/ JOSEPH P. PLATT	Director/Trustee
(Joseph P. Platt)

Appendix A

BBIF Government Securities Fund

BBIF Money Fund

BBIF Tax-Exempt Fund

BBIF Treasury Fund

BIF Government Securities Fund

BIF Money Fund

BIF Multi-State Municipal Series Trust

BIF Tax-Exempt Fund

BIF Treasury Fund

BlackRock Financial Institution Series Trust

BlackRock Funds

BlackRock Funds III

BlackRock Global Emerging Markets Fund Inc.

BlackRock Global Financial Services Fund, Inc.

BlackRock Healthcare Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Latin America Fund, Inc.

BlackRock Liquidity Funds

BlackRock Master LLC+

BlackRock Pacific Fund, Inc.

BlackRock Series, Inc.

Funds for Institutions Series

Global Financial Services Master LLC+

Master Government Securities LLC+

Master Institutional Money Market LLC+

Master Investment Portfolio+

Master Large Cap Series LLC*+

Master Money LLC+

Master Tax-Exempt LLC+

Master Treasury LLC+

Quantitative Master Series LLC+

Ready Assets Prime Money Fund

Ready Assets U.S.A. Government Money Fund

Ready Assets U.S. Treasury Money Fund

Retirement Series Trust

BlackRock Balanced Capital Fund, Inc. (in connection

with its investment in the Master Large Cap Core

Portfolio of Master Large Cap Series LLC)*

* The Equity-Liquidity Directors/Trustees are authorized to sign the registration statement of BlackRock Balanced Capital Fund, Inc., which acts as a feeder fund into the Master Large Cap Core Portfolio of Master Large Cap Series LLC, in their capacity as directors of the master fund.

+ When required to do so, the Equity-Liquidity Directors/Trustees, in their capacities as directors of the master funds listed above, are authorized to sign the registration statements of feeder funds, whether affiliated or not, that invest in the master fund or a series of such master fund.

A-1